Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-104000, No. 333-118918 and No. 333-119602) of American Financial Realty Trust of our report dated October 8, 2004, relating to the combined statement of revenues and certain expenses of the 2004 Fleet Specifically Tailored Transaction, which appears in the Current Report on Form 8-K of American Financial Realty Trust dated November 3, 2004.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 2, 2004